UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

Internet Media Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-165972	22-3956444
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1507 7th Street, Santa Monica, CA 90401, #425
(Address of Principal Executive Office) (Zip Code)

800-467-1496
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 7, 2014, Internet Media Services, Inc. (the “Company”, “Our”, “We” ) entered into an Exchange of Securities Agreement (“Agreement”) with U-Vend Canada, Inc., and the shareholders of U-Vend.  We hereby amend our current report on Form 8-K filed on January 13, 2014 to include amendments to Item 1.01 in respect to transaction related investment banking and consulting fees, Item 2.01- (i) Principal Shareholders in respect to the inclusion of the transaction related shares to the Security Ownership of Management table and (ii) insertion of a Management Discussion and Analysis, Properties, and Legal Proceedings, and Item 5.02 to include the Director Compensation disclosure.  In addition, we have inserted Item 5.06 – Change is Shell Company Status, and financial statements of the business acquired and pro forma financial information in accordance with Items 9.01.

Forward Looking Information

This report contains statements about future events and expectations that are characterized as “forward-looking statements.”  Forward-looking statements are based upon management’s beliefs, assumptions, and expectations.  Forward-looking statements involve risks and uncertainties that may cause our actual results, performance, and financial condition to be materially different from the expectations of future results, performance, and financial condition we express or imply in such forward-looking statements.  You are cautioned not to put undue reliance on forward-looking statements.  We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 7, 2014, Internet Media Services, Inc. (the “Company”, “Our”, “We” ), entered into an Exchange of Securities Agreement (“Agreement”) with U-Vend Canada, Inc., and the shareholders of U-Vend.  Pursuant to the Agreement, we have acquired all of the outstanding shares of U-Vend in exchange for 466,666,667 shares of our common stock.  U-Vend Canada, Inc. will also have the ability to earn up to an additional 603,046,666 shares of our common stock subject to certain earn-out provisions more fully described in the Agreement.  The Agreement was approved by a written consent by the majority of the Company's stockholders and by the Company’s Board of Directors.

The Agreement also provides for customary representations, warranties, and indemnification from the parties.

To review the terms and conditions of the Agreement, reference is hereby made to the Agreement annexed hereto as Exhibit 10.17.  All statements made herein concerning the Agreement are qualified by reference to said Exhibit.

In connection with this transaction there are approximately 232,478,311 of additional shares of our common stock the Company is obligated to issue for transaction related investment banking fees and consulting services.

Item 2.01  Completion of Acquisition or Disposition of Assets

Exit from the business of providing customer relationship solutions

Through March 13, 2013, we were primarily focused on creating, acquiring and partnering with companies with customer acquisition- customer relationship management solutions; however, we were also interested in information technology / content acquisition opportunities -- whether the content is informational, educational, or entertaining.

Despite sustained efforts from 2009 through 2012 to bring to market our customer relationship solutions product offerings, we were unable to secure the needed funding.  As a result, in early 2013 we elected to change the strategic direction of the Company. On March 13, 2013, the Company entered into a stock sale agreement dated March 8, 2013 with Western Principal Partners LLC (“WPP”), a California Limited Liability Company.  WPP purchased from the Company all the outstanding capital stock of the Company’s wholly-owned subsidiary, LegalStore.com, a Delaware Corporation. LegalStore.com was operating the Company’s e-commerce business.  Since the sale of the Company’s operating unit, the Company has explored strategic alternatives including a merger with or acquisition of another entity.

Acquisition of U-Vend Canada, Inc.

As described further above in item 1.01, On January 7, 2014, we entered into an Exchange of Securities Agreement by and between ourselves, U-Vend Canada, Inc. and the shareholders of U-Vend Canada, Inc.  U-Vend Canada, Inc. together with its wholly owned subsidiary, U-Vend USA LLC (collectively, U-Vend), is in the business of developing, marketing and distributing co-branded self-serve electronic kiosks, mall/airport co-branding islands, and digital advertising solutions throughout North America.  Currently, U-Vend owns and operates 33 kiosks in the greater Chicago, IL area and markets products supplied by its co-branding partners.

Business Overview

U-Vend Canada, Inc. was first established in May 2009, with its subsidiary U-Vend USA LLC having been formed approximately one year later in April 2010.  U-Vend is in the business of developing, marketing and distributing various self-serve electronic kiosks and mall/airport co-branded islands throughout North America. U-Vend has four market segments; Environmental, Retail, Service and Mall/Airport Islands with a primary focus on Environmental and Retail.  U-Vend seeks to place its kiosks in high-traffic host locations such as big box stores, restaurants, malls, airports, casinos, universities, and colleges.  Currently, U-Vend owns and operates their kiosks but intends to also provide the kiosks, through a distributor relationship, to the entrepreneur wanting to own their own business.

U-Vend’s “next-generation” vending kiosks incorporates advanced wireless technology, creative concepts, and ease of management.  All kiosks have been designed to be very tech-savvy and can be managed on line 24 hours a day/7 days a week, accepting traditional cash input as well as credit and debit cards.  Host locations and suppliers have been drawn to U-Vend’s concept of product vending based on the advantages of reduced labor and lower product theft as compared to non-kiosk merchandising platforms.

U-Vend has developed solutions for the marketing of products through a variety of kiosk offerings.  These offerings include kiosks oriented for product recycling, solar powered waste bins, cell phone charging kiosks, and mall and airport islands.  U-Vend has added and implemented digital LCD monitors to most makes and models of their kiosk program. This allows the ability to offer digital advertising as a national and/or local loop basis and a corresponding additional revenue stream for U-Vend.  U-Vend has also designed a Mall and Airport Multipurpose Island, taking several of the self-serve kiosks and then bundled them into an "island", all in one central location, creating a destination concept within a mall and/or airport setting. The island is always partnered with a co-branding anchor as part of the overall concept.

The Industry and the Overall Market

U-Vend is both a distributor for vending kiosk operations and an operator of vending kiosks in conjunction with our co-branding partners.  The number of installations within the global vending machines market has been forecast to exceed 25 million units by 2018, driven by the demand for healthy vended foods, functional convenience foods, advances in technology such as cashless payment systems, decreasing equipment costs, and manufacturer's focus on extending product availability.

We believe the consumers' need for convenient purchases of food, drink and name-brand products will sustain this $7 billion industry.  Technology advancements have made retailing services through vending kiosks more cutting edge offering compelling benefits to modern time-pressed consumers. The development of vending kiosks over the years currently allows for the possibility to deliver anything from sports collectables to refreshments to music through a sophisticated, touch-screen operated ubiquitous vending kiosk.

With the fight against obesity and sugary sodas taking a conscious route among all layers of the society, the latest trend in the vending machines is the emergence of healthy vending machines. The market is witnessing an increasing installation of such machines to meet consumers' growing demand for healthy foods including functional foods and organic products.

In 2012, the top four operators were estimated to earn around a quarter of industry revenue, with major players including Compass Group and Aramark Corporation. The vending machine operators industry is highly competitive, as the industry is made up of several medium-sized companies, thousands of small businesses, and tens-of-thousands of partnerships and sole operators.

Products

U-Vend currently markets a portfolio of products via our vending kiosks including all-natural snacks and smoothies, specialty ice-cream treats and sporting memorabilia.  We receive regular shipments of product to our depot that is maintained in either refrigerated or frozen state in the case of perishable products or in a secure area of our depots in the case of non-perishable goods.  In addition to our current portfolio of products, we continue to evaluate other products or services which we might be able to provide from our vending kiosks.

Competition

The vending industry is large, highly competitive, highly fragmented and consolidating as the market leaders acquire regional vending companies to fulfill their real-estate expansion plans or acquire privately-held service verticals. We compete in both the vending machine distribution and vending operations segment of the industry with companies that offer the same services that we do. Many of our competitors are significantly larger public companies or operating subsidiaries of public companies and have significantly greater resources than we do.  In addition, many compete in geographic and product areas which we do not currently serve.  Because of the diversity of the classes of products offered and the geographic regions in which they are offered, it is likely that we do not compete with the same companies in all geographic or product areas.  Accordingly, it is not possible to estimate the precise number of competitors or to identify our competitive position. In addition, we may face new competition as we seek to expand into international markets and develop new products, services and enhancements.

Many of the competitors have greater experience than we do in operating in these international markets. Moreover, new products that we intend to develop, such as advertising, may subject us to competition from companies with significantly greater technological resources and experience. Many of our potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, marketing and public relations resources than we have. These competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to consumers and businesses. Our competitors might succeed in developing technologies, products or services that are more effective, less costly or more widely used than those that have been or are being developed by us or that would render our technologies or products obsolete or noncompetitive. We cannot be certain that we will be able to compete effectively with current or future competitors. Competitive pressures could seriously harm our business, financial condition and results of operations and our ability to achieve sufficient cash flow.

Our Employees

As of January 7, 2014, we had three full-time employees, one part-time employee, and two contracted positions.  None of our employees are subject to collective bargaining agreements.

Seasonality

We do not expect that our business will experience significant seasonality other than that resulting from vending kiosk sales within schools and other seasonal locations.

Properties

We lease approximately 3,600 square feet of office and warehouse space at 2475 Devon Road, Elk Grove, IL. at a rate of $1,875 per month on a five year lease expiring October 2018.  This location is used to service our self-serve electronic kiosks in the Chicago area.  Our corporate mailing address is 1507 7th Street, Unit 425, Santa Monica, CA 90401.

Legal Proceedings

There are no material legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.

Principal Shareholders

After completion of the transaction with U-Vend described above in Item 1.01, on January 7, 2014, there were 1,188,400,171 shares of common stock outstanding.  This number and the table below do not include the 603,046,666 shares that are contingently issuable to U-Vend shareholders subject to certain earn-out provisions.  The following table sets forth certain information regarding the beneficial ownership of the outstanding common shares as of January 7, 2014 by (i) each person who owns beneficially more than 5% of our outstanding common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. The shares listed include as to each person any shares that such person has the right to acquire within 60 days from the date hereof.  Except as otherwise indicated, each such person has sole investment and voting power with respect to such shares, subject to community property laws where applicable. The address of our executive officers and directors is in care of us at 1507 7th Street, #425, Santa Monica, CA 90401.

SECURITY OWNERSHIP OF MANAGEMENT

Name of Beneficial Owner	Common Shares Beneficially Owned	Percentage Beneficially Owned

Executive officers and directors
Raymond J. Meyers (1)	373,451,924	31.4%
Paul Neelin (2)	34,554,937	2.9%
Patrick White (3)	56,211,128	4.5%
Philip Jones (1)	343,639	*
Alexander A. Orlando (1)	334,499	*
All executive officers and directors
as a group (five persons) (4)	464,896,127	39.1%

Greater than 5% stockholders

Bohlen Enterprises LLC (5)	71,777,747	6.0%
2800 Middle Country Road
Lake Grove, NY 11755

Dave Young (6)	64,000,008	5.4%
312 Grays Road, PO Box 56013, Fiesta RPO2
Stoney Creek, Ontario, Canada L8G-5C9

Sungold International Holdings Corp. (7)	61,333,341	5.2%
940 The East Mall, Suite 300
Toronto, Ontario, Canada M9B-617

Greg Hogarth (8)	106,665,340	8.6%
312 Grays Road, PO Box 56013, Fiesta RPO2
Stoney Creek, Ontario, Canada L8G-5C9

*Less than 1%

(1)  Includes 333,334 shares issuable upon exercise of options.
(2)  Does not include Mr. Neelin’s percentage of any shares issuable under certain earn-out provisions of the Agreement.  The maximum number of shares issuable under the earn-out provisions is 603,046,666, with Mr. Neelin entitled to fifty percent of the final issuable total.  The remaining fifty percent of the shares issued under the earn-out provisions will be issued to Ms. Diane Hope.  This amount also does not include any shares that would be transferred to Mr. Neelin in the event of forfeiture by Dave Young, as noted in (6) below.
(3)  Includes 55,881,162 shares issuable upon exercise of options and warrants and upon conversion of convertible debt.
(4) Includes 56,881,164 shares issuable upon exercise of options and warrants and upon conversion of convertible debt.
(5) Includes 2,500,000 shares issuable upon exercise of warrants.  Mr. Stephen Bohlen makes the investment decisions on behalf of Bohlen Enterprises LLC.
(6)  Includes 34,000,758 issued and outstanding shares that are subject to a three year vesting schedule.  Any shares that are not vested are transferable to Mr. Paul Neelin.
(7)  Mr. Keith Blackwell makes the investment decision on behalf of Sungold International Holdings Corp.
(8)  Includes 53,334,000 shares issuable upon exercise of warrants.

Reverse Stock Split

On January 7, 2014, the holders of more than 50 percent of the outstanding shares of the Company’s common stock voted in favor of a corporate resolution authorizing the reverse split of its common stock (“Reverse Split”) on the basis of one share of common stock for up to each 200 shares of common stock outstanding, on the effective date of the Reverse Split.  The Board of Directors shall determine the exact number of shares to be split and the timing of the Reverse Split, in its sole discretion.  The Reverse Split may be declared as effective by the Company’s Board of Directors at any time before June 30, 2014, subject to FINRA and other regulatory approvals.  This split has not been reflected in the share amounts presented throughout this document.

Risk Factors

Investors should carefully consider the risks described below before making an investment decision.  If any of the following risks actually occur, our business could be materially adversely affected. In such case, we may not be able to proceed with our planned operations and your investment may be lost entirely. The securities offered hereby should only be acquired by persons who can afford to lose their entire investment without adversely affecting their standard of living or financial security.

Risks Related to the Company

We have a limited operating history and may not be able to achieve financial or operational success.

We were founded in March 2007, initiated our first operating business in October 2009, exited from our first operating business in March 2013, and acquired our most recent operating business in January 2014.  We have a limited operating history with respect to this or any newly acquired business.  As a result, we may not be able to achieve sustained financial or operational success, given the risks, uncertainties, expenses, delays and difficulties associated with an early-stage business in an evolving market.

Our growth strategy includes acquisitions that entail significant execution, integration and operational risks.

We are pursuing a growth strategy based in part on acquisitions, with the objective of creating a combined company that we believe can achieve increased cost savings and operating efficiencies through economies of scale especially in the integration of administrative services.  We will seek to make additional acquisitions in the future to increase our revenue.

This growth strategy involves significant risks. There is significant competition for acquisition targets in our markets. Consequently, we may not be able to identify suitable acquisitions or may have difficulty finding attractive businesses for acquisition at reasonable prices. If we are unable to identify future acquisition opportunities, reach agreement with such third parties or obtain the financing necessary to make such acquisitions, we could lose market share to competitors who are able to make such acquisitions. This loss of market share could negatively impact our business, revenues and future growth.

We may be unable to achieve benefits from any acquisitions.

Even if we are able to complete acquisitions, we may be unable to achieve the anticipated benefits of a particular acquisition, the anticipated benefits may take longer to realize than expected, or we may incur greater costs than expected in attempting to achieve anticipated benefits.

 Any acquisition we make exposes us to risks.

Any acquisition we make carries risks which could result in an adverse effect on our financial condition.  These risks include:

□	diversion of our attention from normal daily operations of our business to acquiring and assimilating new website businesses;

□	the use of substantial portions of any cash we have available;

□	failure to understand the needs and behaviors of users for a newly acquired website or other product;

□	redundancy or overlap between existing products and services, on the one hand, and acquired products and services, on the other hand;

□	difficulty assimilating operations, technologies, products and policies of acquired businesses; and

□	assuming liabilities, including unknown and contingent liabilities, of acquired businesses.

If we are unable to develop and market new product offerings or fail to predict or respond to emerging trends, our revenue and any profitability will suffer.

Our future success will depend in part on our ability to modify or enhance our product offerings marketed through our vending kiosks to meet user’s demands.  If we are unable to predict preferences or industry changes, or if we are unable to modify our product offerings in a timely manner, we may lose revenue. New products may be dependent upon our ability to enter into new relationship with suppliers, which we may not be able to obtain in a timely manner, upon terms acceptable to us, or at all. We spend significant resources developing and enhancing our product offerings. However, new or enhanced product offerings may not be accepted by users. If we are unable to successfully source and market new product offerings in a timely and cost-effective manner, our revenue and any profitability will suffer.

If we fail to develop and diversify product offerings, we could lose market share.

The market for selling products through ending kiosks has a low barrier to entry which creates a high level of competition.  To remain competitive, we must continue to find, market, and sell new products through our vending kiosks.  The time, expense and effort associated with such development may be greater than anticipated, and any products actually introduced by us may not achieve consumer acceptance. Furthermore, our efforts to meet changing customer needs may require the development or licensing of products at great expense. If we are unable to develop and bring to market additional products, we could lose market share to competitors, which could negatively impact our business, revenues and future growth.

The increased security risks of online advertising and e-commerce may cause us to incur significant expenses and may negatively impact our credibility and business.

A significant prerequisite of online commerce, advertising, and communications is the secure transmission of confidential information over public networks. Concerns over the security of transactions conducted on the Internet, consumer identity theft and user privacy have been significant barriers to growth in consumer use of the Internet, online advertising, and e-commerce. A significant portion of our sales is billed directly to our customers’ credit card accounts. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information. Encryption technology scrambles information being transmitted through a channel of communication to help ensure that the channel is secure even when the underlying system and network infrastructure may not be secure. Authentication technologies, the simplest example of which is a password, help to ensure that an individual user is who he or she claims to be by “authenticating” or validating the individual’s identity and controlling that individual’s access to resources. Despite our implementation of security measures, however, our computer systems may be potentially susceptible to electronic or physical computer break-ins, viruses and other disruptive harms and security breaches. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may specifically compromise our security measures. Any perceived or actual unauthorized disclosure of personally identifiable information regarding website visitors, whether through breach of our network by an unauthorized party, employee theft or misuse, or otherwise, could harm our reputation and brands, substantially impair our ability to attract and retain our audiences, or subject us to claims or litigation arising from damages suffered by consumers, and thereby harm our business and operating results. If consumers experience identity theft after using any of our websites, we may be exposed to liability, adverse publicity and damage to our reputation. To the extent that identity theft gives rise to reluctance to use our websites or a decline in consumer confidence in financial transactions over the Internet, our businesses could be adversely affected. Alleged or actual breaches of the network of one of our business partners or competitors whom consumers associate with us could also harm our reputation and brands. In addition, we could incur significant costs in complying with the multitude of state, federal and foreign laws regarding the unauthorized disclosure of personal information. For example, California law requires companies that maintain data on California residents to inform individuals of any security breaches that result in their personal information being stolen. Because our success depends on the acceptance of online services and e-commerce, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. Internet fraud has been increasing over the past few years, and fraudulent online transactions, should they continue to increase in prevalence, could also adversely affect the customer experience and therefore our business, operating results and financial condition.

We depend on key management, product management, technical and marketing personnel for continued success.

Our success and future growth depend, to a significant degree, on the skills and continued services of our management team, including Paul Neelin, our Chief Operations Officer and Raymond Meyers, our Chief Executive Officer.  Our ongoing success also depends on our ability to identify, hire and retain skilled and qualified technical and marketing personnel in a highly competitive employment market.  As we develop and acquire new products and services, we will need to hire additional employees.  Our inability to attract and retain well-qualified managerial, technical and sales and marketing personnel may have a negative effect on our business, operating results and financial condition.

We may be required to seek additional funding, and such funding may not be available on acceptable terms or at all.

We may need to obtain additional funding due to a number of factors beyond our expectations or control, including a shortfall in revenue, increased expenses, increased need for working capital due to growth, increased investment in capital equipment or the acquisition of businesses, services or technologies. If we do need to obtain funding, it may not be available on acceptable terms or at all. If we are unable to obtain sufficient funding, our business would be harmed. Even if we were able to find outside funding sources, we might be required to issue securities in a transaction that could be highly dilutive to our investors or we may be required to issue securities with greater rights than the securities we have outstanding today. We may also be required to take other actions that could lessen the value of our common stock, including borrowing money on terms that are not favorable to us. If we are unable to generate or raise capital that is sufficient to fund our operations, we may be required to curtail operations, reduce our services, defer or cancel expansion or acquisition plans or cease operations in certain jurisdictions or completely.

The termination, non-renewal or renegotiation on materially adverse terms of our contracts or relationships with one or more of our significant host locations, product suppliers and partners could seriously harm our business, financial condition and results of operations.

The success of our business depends in large part on our ability to maintain contractual relationships with our host locations in profitable locations.  Our typical host location agreement ranges from one to three years and automatically renews until we or the retailer gives notice of termination.  Certain contract provisions with our host locations vary, including product and service offerings, the commission fees we are committed to pay each host location, and the ability to cancel the contract upon notice after a certain period of time. We strive to provide direct and indirect benefits to our host locations that are superior to, or competitive with, other providers or systems or alternative uses of the floor space that our kiosks occupy. If we are unable to provide our retailers with adequate benefits, we may be unable to maintain or renew our contractual relationships on acceptable terms, causing our business, financial condition and results of operations to suffer.

If we cannot execute on our strategy and offer new automated retail products and services.

Our strategy is based upon leveraging our core competencies in the automated retail space to provide the consumer with convenience and value and to help retailers drive incremental traffic and revenue. To be competitive, we need to develop, or otherwise provide, new product and service offerings that are accepted by the market and establish third-party relationships necessary to develop and commercialize such product and service offerings. We are exploring new businesses to enter, and new products and services to offer, however, the complexities and structures of these new businesses could create conflicting priorities, constrain limited resources, and negatively impact our core businesses. We may use our financial resources and managements’ time and focus to invest in other companies offering automated retail services, or we may seek to grow businesses organically, or we may seek to offer new products on our current kiosks.  We may enter into joint ventures through which we may expand our product offerings.  Any new business opportunity also may have its own unique risks related to operations, finances, intellectual property, technology, legal and regulatory issues, corporate governance or other challenges, for which we may have limited or no prior experience. In addition, if we fail to timely establish or maintain relationships with significant retailers and suppliers, we may not be able to provide our consumers with desirable new products and services. Further, in order to develop and commercialize certain new products and services, we will need to create new kiosks or enhance the capabilities of our current kiosks, as well as adapt our related networks and systems through appropriate technological solutions, and establish market acceptance of such products or services. We cannot assure you that new products or services that we provide will be successful or profitable.

Failure to adequately comply with information security policies or to safeguard against breaches of such policies could adversely affect our operations and could damage our business, reputation, financial position and results of operations.

As our business expands to provide new products and services, we are increasing the amount of consumer data that we collect, transfer and retain as part of our business. These activities are subject to laws and regulations, as well as industry standards, in the United States and other jurisdictions in which our products and services are available. These requirements, which often differ materially and sometimes conflict among the many jurisdictions in which we operate, are designed to protect the privacy of consumers’ personal information and to prevent that information from being inappropriately used or disclosed. We maintain and review technical and operational safeguards designed to protect this information and generally require third party vendors and others with whom we work to do so as well. However, despite those safeguards, it is possible that hackers, employees acting contrary to our policies, third-party agents or others could improperly access relevant systems or improperly obtain or disclose data about our consumers, or that we may be determined not to be in compliance with applicable legal requirements and industry standards for data security, such as the Payment Card Industry guidelines. A breach or purported breach of relevant security policies that compromises consumer data or determination of non-compliance with applicable legal requirements or industry standards for data security could expose us to regulatory enforcement actions, card association or other monetary fines or sanctions, or contractual liabilities, limit our ability to provide our products and services, subject us to legal action and related costs and damage our business reputation, financial position, and results of operations.

Litigation, arbitration, mediation, regulatory actions, investigations or other legal proceedings could result in material rulings, decisions, settlements, fines, penalties or publicity that could adversely affect our business, financial condition and results of operations.

Our industry has in the past been, and may in the future continue to be, party to class actions, regulatory actions, investigations, arbitration, mediation and other legal proceedings. The outcome of such proceedings is often difficult to assess or quantify. Plaintiffs, regulatory bodies or other parties may seek very large or indeterminate amounts of money from us or substantial restrictions on our business activities, and the results, including the magnitude, of lawsuits, actions, settlements, decisions and investigations may remain unknown for substantial periods of time. The cost to defend, settle or otherwise finalize lawsuits, regulatory actions, investigations, arbitrations, mediations or other legal proceedings may be significant and such proceedings may divert management’s time.  In addition, there may be adverse publicity associated with any such developments that could decrease consumer acceptance of our products and services. As a result, litigation, arbitration, mediation, regulatory actions or investigations involving us may adversely affect our business, financial condition and results of operations

We are subject to substantial federal, state, local and foreign laws and government regulation specific to our business.

Our business is subject to federal, state, local and foreign laws and government regulation, including those relating to copyright law, access to kiosks in public places, consumer privacy and protection, data protection and information security, taxes, vehicle safety, weights and measures, payment cards and other payment instruments, food and beverages, sweepstakes, and contests. The application of existing laws and regulations, changes in laws or enactment of new laws and regulations, that apply, or may in the future apply, to our current or future products or services, changes in governmental authorities’ interpretation of the application of various government regulations to our business, or the failure or inability to gain and retain required permits and approvals could materially and adversely affect our business.

In addition, many jurisdictions require us to obtain certain licenses in connection with the operations of our businesses. There can be no assurance that we will be granted all necessary licenses or permits in the future, that current licenses or permits will be renewed or that regulators will not revoke current licenses or permits. Given the unique nature of our business and new products and services we may develop or acquire in the future, the application of various laws and regulations to our business is uncertain. Further, as governmental and regulatory scrutiny and action with regard to many aspects of our business increase, we expect that our costs of complying with the applicable legal requirements may increase, perhaps substantially.

Failure to comply with these laws and regulations could result in, among other things, revocation of required licenses or permits, loss of approved status, termination of contracts, administrative enforcement actions and fines, class action lawsuits, cease and desist orders and civil and criminal liability. The occurrence of one or more of these events, as well as the increased cost of compliance, could materially adversely affect our business, financial condition and results of operations.

If we cannot manage our growth effectively, we could experience a material adverse effect on our business, financial condition and results of operations.

As we begin to scale our business we may make errors in predicting and reacting to relevant business trends, which could have a material adverse effect on our business, financial condition and results of operations. For example, we may, among other things, over-install kiosks in certain geographic areas leading to non-accretive installations, and we cannot be certain that historical revenue ramps for new kiosks will be sustainable in the future.

This growth may place significant demands on our operational, financial and administrative infrastructure and our management. As our operations grow in size, scope and complexity, we anticipate the need to integrate, as appropriate, and improve and upgrade our systems and infrastructure, both those relating to providing attractive and efficient consumer products and services and those relating to our administration and internal systems, processes and controls.  This integration and expansion of our administration, processes, systems and infrastructure may require us to commit and will continue to cause us to commit, substantial financial, operational and technical resources to managing our business.

Managing our growth will require significant expenditures and allocation of valuable management and operational resources. If we fail to achieve the necessary level of efficiency in our organization, including otherwise effectively growing our business lines, our business, operating results and financial condition could be harmed.

We may not have the ability to pay interest on our Notes, to repurchase the convertible notes upon a fundamental change or to settle conversions of the Notes, as may be required.

If a fundamental change occurs under the indenture governing our Notes, holders of the Notes may require us to repurchase, for cash, all or a portion of their Notes. In addition, upon satisfaction of certain conversion conditions (including conditions outside of our control, such as market price or trading price) and proper conversion of the Notes by a holder, we will be required to make cash payments.  Depending on the amount and timing of the payment requirements, we may not have been able to meet all of the obligations relating to Note conversions, which could have had a material adverse effect.

Further, if we fail to pay interest on, carry out the fundamental change repurchase obligations relating to, or make payments (including cash) upon conversion of, the Notes, we will be in default under the indenture governing the Notes. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our existing and future indebtedness.  If the repayment of indebtedness were to be accelerated, including after any applicable notice or grace periods, we may not, among other things, have sufficient funds to repay indebtedness or pay interest on, carry out our repurchase obligations relating to, or make cash payments upon conversion of, the Notes.

Conversion of our convertible notes into common stock could result in additional dilution to our stockholders.

Upon satisfaction of certain conversion conditions (including conditions outside of our control, such as market price or trading price) and proper conversion of the Notes by a holder, we may be required to deliver shares of our common stock to a converting holder.  If additional shares of our common stock are issued due to conversion of some or all of the outstanding Notes, the ownership interests of existing stockholders would be diluted. Further, any sales in the public market of any shares of common stock issued upon conversion or hedging or arbitrage trading activity that develops due to the potential conversion of the Notes could adversely affect prevailing market prices of our common stock.

Competitive pressures could seriously harm our business, financial condition and results of operations.

The nature and extent of consolidations and bankruptcies, which often occur during or as a result of economic downturns, in markets where we install our kiosks, particularly the supermarket and other retailing industries, could adversely affect our operations, including our competitive position, as the number of installations and potential retail users of our kiosks could be significantly reduced. See the risk factor below entitled, “—Events outside of our control, including the current economic environment, has negatively affected, and could continue to negatively affect, consumers’ use of our products and services.”

Our business can be adversely affected by severe weather, natural disasters and other events beyond our control, such as earthquakes, fires, power failures, telecommunication loss and terrorist attacks.

A catastrophic event that results in the destruction or disruption of any of our critical business or information technology systems could harm our ability to conduct normal business operations and our operating results. While we have taken steps to protect the security of critical business processes and systems and have established certain back-up systems and disaster recovery procedures, any disruptions, whether due to inadequate back-up or disaster recovery planning, failures of information technology systems, interruptions in the communications network, or other factors, could seriously harm our business, financial condition and results of operations.

In addition, our operational and financial performance is a direct reflection of consumer use of and the ability to operate and service our kiosks used in our business. Severe weather, natural disasters and other events beyond our control can, for extended periods of time, significantly reduce consumer use of our products and services as well as interrupt the ability of our employees and third-party providers to operate and service our kiosks.

Our failure to meet consumer expectations with respect to pricing our products and services may adversely affect our business and results of operations.

Demand for our products and services may be sensitive to pricing changes. We evaluate and update our pricing strategies from time to time, and changes we institute may have a significant impact on, among other things, our revenue and net income.

We may be unable to attract new host locations, broaden current host relationships, and penetrate new markets and distribution channels.

In order to increase our kiosk installations, we need to attract new host locations, broaden relationships with current host locations, and develop operational efficiencies that make it feasible for us to penetrate low density markets and new distribution channels.  We may be unable to attract host locations or drive down costs relating to the manufacture, installation or servicing of our kiosks to levels that would enable us to operate profitably in lower density markets or penetrate new distribution channels. If we are unable to do so, our future financial performance could be adversely affected.

Payment of increased fees to host locations or other third party service providers could negatively affect our business results.

We face ongoing pricing pressure from our host locations to increase the commission fees we pay to them on our products and services or to make other financial concessions to win or retain their business. If we are unable to respond effectively to ongoing pricing-related pressures, we may fail to win or retain certain accounts. Our fee arrangements are based on our evaluation of unique factors with each retailer, such as total revenue, long-term, non-cancelable contracts, installation of our kiosks in high-traffic, geographic locations and new product and service commitments. Together with other factors, an increase in service fees paid, or other financial concessions made, to our retailers could significantly increase our direct operating expenses in future periods and harm our business.

Events outside of our control, including the current economic environment, have negatively affected, and could continue to negatively affect, consumers’ use of our products and services.

Our consumers’ use of many of our products and services is dependent on discretionary spending, which is affected by, among other things, economic and political conditions, consumer confidence, interest and tax rates, and financial and housing markets. With economic uncertainty still affecting potential consumers, we may be impacted by more conservative purchasing tendencies with fewer non-essential products and services purchases during the coming periods if the current economic environment continues. In addition, because our business relies in part on consumers initially visiting host locations to purchase products and services that are not necessarily our products and services, if consumers are visiting retailers less frequently and being more careful with their money when they do, these tendencies may also negatively impact our business.  Further, our ability to obtain additional funding in the future, if and as needed, through equity issuances or loans, or otherwise meet our current obligations to third parties, could be adversely affected if the economic environment continues to be difficult. In addition, the ability of third parties to honor their obligations to us could be negatively impacted, as retailers, suppliers and other parties deal with the difficult economic environment. Finally, there may be consequences that will ultimately result from the current economic conditions that are not yet known, and any one or more of these unknown consequences (as well as those currently being experienced) could potentially have a material adverse effect on our financial condition, operating results and liquidity, as well as our business generally.

Our future operating results may fluctuate.

Our future operating results will depend significantly on our ability to continue to drive new and repeat use of our kiosks, our ability to develop and commercialize new products and services, and our ability to successfully integrate acquisitions and other third-party relationships into our operations. Our operating results could fluctuate and may continue to fluctuate based upon many factors, including:

•	fluctuations in revenue generated by kiosk businesses;

•	fluctuations in operating expenses, such as transaction fees and commissions we pay to our host locations;

•	our ability to establish or maintain effective relationships with significant partners, host locations and suppliers on acceptable terms;

•	the amount of service fees that we pay to our host locations;

•	the transaction fees we charge consumers to use our services;

•	the commercial success of our host locations, which could be affected by such factors as general economic conditions, severe weather or strikes;

•	the successful use and integration of assets and businesses acquired or invested in;

•	the level of product and price competition;

•	the timing and cost of, and our ability to develop and successfully commercialize, new or enhanced products and services;

•	activities of, and acquisitions or announcements by, competitors; and;

•	the impact from any impairment of inventory, goodwill, fixed assets or intangibles related to our acquisitions and divestitures.

We depend upon third-party manufacturers, suppliers and service providers for our kiosks.

We depend on outside parties to manufacture our kiosks. We intend to continue to expand our installed base of kiosks. Such expansion may be limited by the manufacturing capacity of our third-party manufacturers and suppliers. Third-party manufacturers may not be able to meet our manufacturing needs in a satisfactory and timely manner. If there is an unanticipated increase in demand for our kiosks or our manufacturing needs are not met in a timely and satisfactory manner, we may be unable to meet demand due to manufacturing limitations which could seriously harm our business, financial condition and results of operations.

In addition, we rely on third-party service providers for substantial support and service efforts that we currently do not provide directly.  Any failure by us to maintain our existing support and service relationships or to establish new relationships on a timely basis or on acceptable terms could harm our business, financial condition and results of operations.

Risks Related to our Securities

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded, its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including:

·	the trading volume of our shares;

·	the number of securities analysts, market-makers and brokers following our common stock;

·	changes in, or failure to achieve, financial estimates by securities analysts;

·	new products or services introduced or announced by us or our competitors;

·	actual or anticipated variations in quarterly operating results;

·	conditions or trends in our business industries;

·	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

·	additions or departures of key personnel;

·	sales of our common stock; and

·	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, our shares are currently traded on the OTC Bulletin Board and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

Our common stock may be considered “penny stock”, further reducing its liquidity.

Our common stock may be considered “penny stock”, which will further reduce the liquidity of our common stock.  Our common stock is likely to fall under the definition of “penny stock,” trading in the common stock is limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving the common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock, thereby further reducing the liquidity of our common stock.

"Penny stocks” are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange, included for quotation on the NASDAQ system or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation for less than three years must have net tangible assets of at least $5,000,000.

Rules promulgated by the Securities and Exchange Commission under Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents including:

□	A standardized risk disclosure document identifying the risks inherent in investment in penny stocks;

□	All compensation received by the broker-dealer in connection with the transaction;

□	Current quotation prices and other relevant market data; and o Monthly account statements reflecting the fair market value of the securities.

These rules also require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.

Our directors and executive officers will continue to exert significant control over our future direction, which could reduce the sale value of our Company.

Our Board of Directors and our executive officers will own approximately 39 percent of our outstanding common stock.  Accordingly, these stockholders, if they act together, will have considerable influence over matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which could result in a continued concentration of representation on our Board of Directors, may delay, prevent or deter a change in control and could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our assets.

Investors should not anticipate receiving cash dividends on our common stock, thereby depriving investors of yield on their investment.

We have never declared or paid any cash dividends or distributions on our common stock and intend to retain future earnings, if any, to support our operations and to finance expansion. Therefore, we do not anticipate paying any cash dividends on the common stock in the foreseeable future.  Such failure to pay a dividend will deprive investors of any yield on their investment in our common stock.

Our indemnification of officers and directors and limitations on their liability could limit our recourse against them.

Our Certificate of Incorporation and Bylaws contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties.  Shareholders therefore will have only limited recourse against these individuals.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business and investors’ views of us.

We must ensure that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis.  We will be required to spend considerable effort establishing and maintaining our internal controls, which will be costly and time-consuming and will need to be re-evaluated frequently.  We are in the process of documenting, reviewing and, if appropriate, improving our internal controls and procedures in anticipation of being a reporting company and eventually being subject to Section 404 of the Sarbanes-Oxley Act of 2002, which will require annual management assessments of the effectiveness of our internal control over financial reporting.  Under current regulations, we expect that the first year for this assessment will be fiscal 2011.  As we begin the assessment process in anticipation of being subject to these Section 404 requirements and, as part of that documentation and testing, we may identify areas for further attention and improvement.  We are in the process of developing disclosure controls and procedures designed to ensure that information required to be disclosed by us in our public reports and filings is recorded, processed, summarized and reported within the time periods specified by applicable SEC rules and forms.

Implementing any appropriate changes to our internal controls and disclosure controls and procedures may entail substantial costs to modify our existing financial and accounting systems and internal policies, take a significant period of time to complete, and distract our officers, directors and employees from the operation of our business. These changes may not, however, be effective in establishing or maintaining the adequacy of our internal controls or disclosure controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements or public reports on a timely basis, could materially adversely affect our business. Further, investors’ perceptions that our internal controls or disclosure controls are inadequate or that we are unable to produce accurate financial statements may seriously affect the price of our common stock.

We have additional common stock and preferred stock available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Certificate of Incorporation authorizes the issuance of up to 600,000,000 shares of our common stock and up to 10,000,000 shares of preferred stock.  The common stock and the preferred stock can be issued by the Board of Directors, without stockholder approval.  Any future issuances of common stock, an increase in the authorized shares of common stock or preferred stock would further dilute the percentage ownership of the Company held by our investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - U-VEND CANADA, INC.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “1995 Reform Act”).   U-Vend Canada, Inc. desires to avail itself of certain “safe harbor” provisions of the 1995 Reform Act and is therefore including this special note to enable us to do so.  Except for the historical information contained herein, this report contains forward-looking statements (identified by the words "estimate," "project," "anticipate," "plan," "expect," "intend," "believe," "hope," "strategy" and similar expressions), which are based on our current expectations and speak only as of the date made. These forward-looking statements are subject to various risks, uncertainties and factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements and those described herein that could cause actual results to differ materially from the results anticipated in the forward-looking statements, and the following:

	Our limited operating history with our business model.

The low cash balance and limited financing currently available to us. We may in the near future have a number of obligations that we will be unable to meet without generating additional income or raising additional capital.

	Our limited cash resources may not be sufficient to fund continuing losses from operations.
	The failure of our products and services to achieve market acceptance.
	The inability to compete in our market, especially against established industry competitors with greater market presence and financial resources

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our results of operations and financial condition and should be read in conjunction with the financial statements and footnotes that appear elsewhere in this report.

General

U-Vend Canada, Inc. was incorporated in May 2009 pursuant to the laws of the province of Ontario Canada and refer to our self herein as “we”, “us”, or “U-Vend.” U-Vend and its wholly-owned subsidiary U-Vend USA LLC develop, distribute and market various “next-generation” self-serve electronic kiosks in a variety of locations ranging from neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in North America. Beginning in fiscal 2013, U-Vend owns and operates kiosks with a particular focus on health food, frozen treats and merchandise vending.

Merger Agreement with Internet Media Services, Inc.

On January 7, 2014, U-Vend entered into an Exchange of Securities Agreement (“the Agreement”) with Internet Media Services Inc. (“IMS”).  Pursuant to the agreement, IMS acquired all the outstanding shares of U-Vend in exchange for 466,666,667 shares of IMS common stock. Certain shareholders of U-Vend Canada, Inc. will also have the ability to earn up to an additional 603,046,666 shares of IMS common stock subject to certain earn-out provisions based on targeted revenue achievement in 2014 and 2015.

Effective on January 7, 2104, as a result of the merger, U-Vend became a wholly owned subsidiary of IMS. In connection with the merger, IMS issued on the closing date, its securities to U-Vend’s stockholders in exchange for the common stock owned by U-Vend’s stockholders as follows: an aggregate of 466,666,667 shares of the IMS common stock, par value $.001 per share (“the Common Stock”).  In addition, IMS issued an aggregate of 232,478,311 shares of Common Stock and 222,458,438 warrants to financial advisors as compensation for their services in connection with the transaction contemplated by the merger agreement.

Accounting Treatment of the Merger

U.S. Generally Accepted Accounting Principles (hereafter referred to as “GAAP”), require that for each business combination, one of the combining entities shall be identified as the acquirer and the existence of a controlling financial interest shall be used to identify the acquirer in a business combination.  In a business combination effected primarily by exchanging equity interests, the acquirer is usually is the entity that issues its equity interests.

In accordance with FASB Topic ASC 805 “Business Combinations”, if a business combination has occurred, but it is not clear which of the combining entities is the acquirer, GAAP requires considering additional factors in making that determination.  These factors include the relative voting rights of the combined entity, the composition of the governing body of the combined entity, the composition of senior management in the combined entity and the relative size of the combining entities.

Based on the aforementioned and after taking in consideration all the relevant facts and circumstances, management came to the conclusion that IMS, as the legal acquirer was also the accounting acquirer in the transaction.  As a result, the merger will be accounted for as a business combination in accordance with the Business Combination Topic of the FASB ASC 805.  Under the guidance, the assets and liabilities of U-Vend are recorded at their fair value at the date of the acquisition.  The excess of the purchase price over the estimated fair values is recorded as goodwill, if any. If the fair value of the assets acquired exceeds the purchase price and the liabilities assumed, then a gain on acquisition is recorded.

As a result of IMS not having any significant business activity prior to the merger, U-Vend is considered the predecessor business.  As a result, the following management discussion and analysis is presented.

Management's plans

The accompanying consolidated financial statements of U-Vend have been prepared on a going concern basis. As shown in the accompanying consolidated financial statements, U-Vend incurred a loss of $398,060 during the year ended November 30, 2013, has incurred accumulated losses totaling $879,408, has a stockholders’ deficiency of $340,015 and has a working capital deficit of $462,065 at November 30, 2013. These factors, among others, indicate that U-Vend may be unable to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

U-Vend’s product offerings have evolved to include offerings in three distinct product areas: 1) healthy vending; 2) brand merchandising; and 3) frozen treats. U-Vend has partnered with various national consumer product companies to deliver new and unique customer retail experiences in an automated setting. U-Vend requires significant additional financing to execute its business plan, to fund its marketing and sales efforts, and satisfy its obligations on timely basis.

Management's plans in this regard include, but are not limited to, its merger with Internet Media Services, Inc. (“IMS”) on January 7, 2014. In connection with the merger, $40,000 of convertible notes were converted to common stock. In addition to the merger with IMS, U-Vend in conjunction with IMS will seek out financing to support future operations. As of November 30, 2013, U-Vend obtained a $1 million capital lease equipment line, placed approximately $200,000 of assets in service and has begun to recognize revenue from those assets in the fourth quarter of 2013. However, there is no assurance that U-Vend or IMS will be successful in completing a transaction that will provide sufficient additional financing. Should additional financing not be available, U-Vend will have to negotiate with its lenders to extend the repayment dates or convert notes payable, and curtail its business plan and marketing and sales efforts. There can be no assurance, however, that U-Vend will be able to successfully negotiate with its note holders in the event it fails to obtain additional financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations for the year ended November 30, 2013 compared the year ended November 30, 2012

Revenue

U-Vend installed 33 electronic kiosks in the greater Chicago, IL area in the fourth quarter of 2013 for products supplied by its co-branding partners. These installations resulted in $14,308 in revenues from sales from distributing co-branded self-serve electronic kiosks.  Revenue earned in the year ended November 2012 relates to the sale of equipment which was recognized when the title of the goods transferred to the customer. No equipment sales were earned in the year ended November 30, 2013.

Cost of revenue and Gross profit

During the year ended November 30, 2013, U-Vend incurred direct product costs including material, freight, delivery and storage related costs of $11,682 for unit sales.  We realized a gross profit of $2,626 reflecting a margin of 18%. During the year ended November 30, 2012, U-Vend incurred cost of revenue of $2,871 for equipment sales in the period.  The realized  gross profit in fiscal year 2012 of $2,223 reflected a margin of 44% from equipment sales.  No equipment sales were earned in the year ended November 30, 2013.

Operating Expenses

During the year ended November 30, 2013, U-Vend incurred support costs included in operating expenses of $346,356 compared to $104,837 incurred during the year ended November 30, 2012.

Our operating expenses increased by $241,519 from 2012. The increase in spending reflects our investment in business development of co-branded distribution agreements. We installed 33 electronic kiosks in the fourth quarter of 2013.  Included in the fiscal year 2013 spending is the cost of wages, auto, travel and entertainment associated with the development of these distribution agreements.  Advertising costs of $3,735 were incurred in fiscal year 2013. The increase in spending in fiscal 2013 reflects the shift in business model to the distribution of co-branded product sales via electronics kiosks.

Also, during the year ended November 30, 2013, U-Vend entered into agreements and issued 203,645 shares of Class A common stock as consideration for the services. Accordingly, a non-cash charge of $48,875, representing the fair value of the shares issued, is reflected in fiscal year 2013 operations for these services. Additionally, U-Vend issued 104,167 warrants for services with a fair value of $6,146. This represented an increase of approximately $44,000 from stock based compensation during fiscal year ended 2012.

Other expense

Interest expense includes interest incurred on notes payable and the amortization of debt discounts related to the underlying debt agreements, interest incurred in connection with capital lease obligations and incurred on certain credit card agreements.  Included in interest expense for the year ended November 30, 2013 is $10,663 ($9,004 - 2012) of interest and charges incurred by the officers on behalf of U-Vend through use of their credit cards, which yield interest rates ranging from 12% to 26%. U-Vend recorded $11,526 and $5,653, for the years ended November 30, 2013 and 2012 respectively as amortization of debt discounts, included as a component of interest expense.

Interest expense for the year ended November 30, 2013 increased by $14,274 or 87% compared to the interest expense incurred during the year ended November 30, 2012. The increase in interest expense reflects new debt incurred of $129,000 in fiscal 2013. The new debt agreements include interest rates ranging from 8-18%.  U-Vend entered into a capital lease agreement (jointly with IMS) to provide equipment lease financing in November 2013. Capital lease obligations of $193,764 incurred $2,336 of interest expense in the year ended November 30, 2013.  U-Vend had $36,000 of face value notes payable outstanding during the year ended November 30, 2012 at an interest rate of 8%.

During the year ended November 30, 2013, Notes payable with a face value of $125,000, were determined to have a fair value of $148,438 based on the likelihood of each option to settle the 2013 Notes obligations. Management determined the most likely scenario is that the 2013 Note holders will convert at a discount to market, as allowed in the debt agreements. As a result of this increase in fair value, a non-cash charge of $23,438 was charged against income, during the year ended November 30, 2013.

Net Loss

As a result of the foregoing, our net loss for the year ended November 30, 2013 increased by $278,040 to $398,060 compared to a net loss of $120,020 incurred in fiscal year 2012.

Liquidity and Capital Resources

At November 30, 2013, we had a working capital deficiency of $462,065 compared to working capital deficiency of $173,674 at November 30, 2012. The increase in working capital deficiency was directly related to the launch in the fourth quarter of 2013 of the 33 electronic kiosks which resulted in increased borrowing, capital lease obligations and the investment in business development.

During the year ended November 30, 2013, U-Vend and IMS jointly entered into a term sheet dated October 15, 2013 with a financing company (“Lessor”) to provide for equipment lease financing in the aggregate amount of $1 million. On about November 1, 2013, U-Vend and IMS leased equipment worth $196,230 pursuant to financing by the Lessor. As per the terms of the agreement with the Lessor, U-Vend and IMS will be obligated to pay $57,200 annually and also buy the equipment from the Lessor for approximately $86,000 in November 2016. Accordingly, the lease has been treated as a capital lease.

During the year ended November 30, 2013, our operating activities used cash of approximately $263,000 compared to approximately $62,000 used during the year ended November 30, 2012.  The net loss in fiscal 2013 was $398,060 compared to a net loss of $120,020 in the prior fiscal year, an increase of $278,040. Working capital items provided approximately $45,000 of cash flow in fiscal 2013 compared to $41,000 in fiscal year 2012.

During the year ended November 30, 2013, our investing activities used cash of $40,284 reflecting our investment in three electronic kiosks and other equipment in support of our distribution agreements and product sales.  No investments in property and equipment occurred in fiscal 2012.

During the year ended November 30, 2013, we received $85,000 from a private sale of shares of our common stock.  U-Vend received the proceeds from the issuance of convertible notes in fiscal year 2013 in the amount of $129,000. During the year ended November 30, 2012, we received $24,000 from a private sale of shares of our common stock and $36,000 from the issuance of convertible notes.

During the year ended November 30, 2013, in advance of the merger Internet Media Services, Inc. provided cash advances of $101,609 to U-Vend for working capital needs, as well as provided a warrant to purchase stock in IMS to the financing company that provided the capital lease line. The advances are non-interest bearing and do not have a defined maturity date. The amount owed to IMS as of November 30, 2013 amounted to $147,323.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, an effect on our financial condition, financial statements, revenues or expenses.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the last three years as we are generally able to pass the increase in our material and labor costs to our customers, or absorb them as we improve the efficiency of our operations.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes.  The consolidated financial statements for the fiscal year ended November 30, 2013 describe the significant accounting policies and methods used in the preparation of the consolidated financial statements.  Actual results could differ from those estimates and be based on events different from those assumptions.  Future events and their effects cannot be predicted with certainty; estimating therefore, requires the exercise of judgment. Thus, accounting estimates change as new events occur, as more experience is acquired or as additional information is obtained.  The following critical accounting policies are impacted significantly by judgments, assumptions and estimates used in the preparation of our consolidated financial statements:

Inventory - Inventories are stated at the lower of cost or market, and cost is determined by the average cost method.  Inventory is made up of finished goods ice cream. U-vend records inventory reserves for spoilage and product losses.

Property and Equipment - Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred.  Depreciation is provided using the straight line method over the estimated useful life of the assets.  Electronic kiosks and related equipment have estimated useful lives between five and seven years.

Stock-Based Compensation – U-Vend issues shares of its common stock and warrants in exchange for services. Common shares issued for services are recorded based on the value of the shares issued. The fair value of common stock warrants issued for services is determined using the Black-Scholes option pricing model. U-Vend estimated the expected volatility based on data used by its peer group of public companies. The expected term was estimated based the expected time to expiration. The risk-free interest rate assumption was determined using the equivalent U.S. Treasury bonds yield over the expected term. U-Vend has never paid any cash dividends and does not anticipate paying any cash dividends in the foreseeable future. Therefore, we assumed an expected dividend yield of zero. Expense for stock-based awards is recorded as services are performed.

Debt Discounts - When a convertible feature of conventional convertible debt is issued, the embedded conversion feature is evaluated to determine if bifurcation and derivative treatment is required and whether there is a beneficial conversion feature. When the convertible debt provides for an effective rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). Prior to the determination of the BCF, the proceeds from the debt instrument were first allocated between the convertible debt and any embedded or detachable free standing instruments that were included (common stock warrants). The proceeds allocated to common stock warrants are recorded as a debt discount.

For the convertible notes, bifurcation of the embedded conversion feature was not required and U-Vend recorded the debt discount related to the common stock warrants and the BCF related to senior convertible notes as a debt discount and recorded the senior convertible notes net of the discount related to both the common stock warrants issued and the BCF. The debt discount is amortized to interest expense over the life of the debt. In the case of any conversion prior to the maturity date there will be an unamortized amount of debt discount that relates to such conversion. The pro rata amount of unamortized discount at the time of such conversion is recorded as a loss on extinguishment of debt.

Revenue Recognition - Revenue recognized during the year ended November 30, 2013 relates to sales from distributing co-branded self-serve electronic kiosks.  Currently, U-Vend operates 33 electronic kiosks in the greater Chicago, Illinois region and markets products supplied by its co-branding partners. Revenue is recognized at the time each vend occurs, that is, the payment method is approved and product is disbursed from the machine.

Revenue recognized during year ended November 30, 2012 relates to the sale of equipment, which was recognized when title of the goods transferred to the customer. Revenue is recognized net of sales taxes collected from customers and subsequently remitted to governmental authorities.

Earnings Per Common Share - U-Vend presents basic and diluted earnings per share. Basic earnings per share reflect the actual weighted average of shares issued and outstanding during the period. Diluted earnings per share are computed including the number of additional shares that would have been outstanding if dilutive potential shares had been issued. In a loss year, the calculation for basic and diluted earnings per share is considered to be the same, as the impact of potential common shares is anti-dilutive.

As of November 30, 2013, there were 1,750,668 (728,500 at November 30, 2012) shares potentially issuable under convertible debt agreements and warrants that could dilute basic earnings per share in the future that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive due to the  losses during the years presented.

Fair Value of Financial Instruments - Financial instruments include cash, accounts payable, accrued expenses, and convertible notes payables. Convertible notes for a fixed amount that may be converted into a variable number of shares are measured reported at their fair value (see Note 4). Fair values of all other financial instruments were assumed to approximate carrying values for these financial instruments, since they are short term in nature or at interest rates that approximate the rates that U-Vend is currently able to borrow at.

Income Taxes - U-Vend accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

U-Vend reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. We did not have any material unrecognized tax benefit at November 30, 2013 or 2012. We recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended November 30, 2013 and 2012, the U-Vend recognized no interest and penalties.

U-Vend is subject to tax reporting for federal income tax returns in Canada and the U.S. and various states. U-Vend is subject to Canadian federal, U.S. federal and state income tax examinations for the 2009 through 2013 tax years.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Securities Exchange Agreement, on January 7, 2014, the U-Vend Canada Inc. Stockholders acquired 466,666,667 shares of the Company’s common stock.

Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Pursuant to the August 2013 Securities Purchase Agreement ("SPA") dated June 18, 2013 with Cobrador Multi-Strategy Partners, LP ("Investor") the Company completed a fourth ($20,000 in November 2013), fifth ( $30,000 in December 2013) and sixth ($50,000 in January 2014) tranche of financing for net proceeds of $92,000.  As a result, the Company issued three Senior Notes with a total principal balance of $100,000, convertible at $0.00025 per share, and Series A warrants to purchase 150,000,000 shares of common stock and Series B warrants to purchase 150,000,000 shares of common stock. All terms are consistent with previous financing transactions previously disclosed on the Company’s 3rd quarter 2013 Form 10-Q including a 4.99% beneficial ownership limit of the Company’s common stock.  As of January 8, 2014 the Company has received $250,000 of the $350,000 SPA.

Pursuant to the November 2013 equipment lease agreement by and between Automated Retail Leasing Partners (“Lessor”) and U-Vend, the Company has assumed the obligation for leased equipment worth approximately $197,000.  As per the terms of the agreement, the Company is obligated to pay $57,202 annually including interest at 9% per annum and also buy the equipment from the Lessor for approximately $86,790 in November 2016. In addition, the Lessor will receive 50% warrant coverage of the funding provided by the Lessor.  On January 7, 2014, the Lessor received 197,250,000 warrants with a term of three years, and an exercise price of $0.0005.  The warrants include a 4.99% beneficial ownership limit of the Company’s common stock.

Item 5.02  Election of Directors; Appointment of Principal Officers

On January 7, 2014, Mr. Michael Buechler resigned from the Board of Directors and from the position of Corporate Secretary.  This resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 7, 2014, the Company’s Board of Directors appointed Paul Neelin, 50, to fill the vacancy created by the resignation of Mr. Buechler.  Mr. Neelin was the founder and president of U-Vend Canada Inc., acquired by the Company in January 2014, and currently serves as the Company’s Chief Operations Officer.

Directors and Executive Officers

Name	Age	Position	Director/Officer Since

Raymond Meyers	57	Chief Executive Officer, President,	April 2008
		Principal Financial Officer, Treasurer, and Director

Paul Neelin	50	Chief Operations Officer and Director	January 2014

Alexander A. Orlando	51	Director	April 2008

Patrick White	60	Director	October 2009

Philip Jones	45	Director	October 2009

The principal occupations for at least the past five years of each of our directors and executive officers are as follows:

Raymond Meyers founded IMS in March 2007 and has been Chief Executive Officer and President since the Company’s inception.  Mr. Meyers founded and operated several technology-based companies, with the most recent one being eBoz, Inc., an Internet marketing tools company, which he operated from November 2001 to April 2005 and sold to Web.com (NasdaqGM: WWWW), formerly Website Pros, Inc.,  in April 2005.  From April 2005 to December 2006 he was an employee of Web.com holding the position of General Manager, eBoz Division.  He was previously (from December 1996 to December 1999) CEO and President of ProtoSource Corporation, a NASDAQ listed company.  He is a graduate of Rutgers University with continuing education at UCLA. We believe that as a result of his service as our Founder, President and Chief Executive Officer since inception, which adds historical knowledge, operational expertise and continuity to our board of directors, and his extensive corporate management experience, including serving as the chief executive officer of a publically-held company, he  provides the board with a deep understanding of all aspects of our business, both strategically and operationally, and therefore should serve on our board.

Paul Neelin founded U-Vend Canada Inc. in 2009 and was subsequently acquired by Internet Media Services, Inc.  in January 2014.  Mr. Neelin currently serves as the Company’s Chief Operations Officer and is responsible for approving new product development, assisting in strategic acquisitions, managing brand partner relationships, and overseeing national and international growth.  He offers a unique blend of executive acumen with over 30 years of entrepreneurial experience with several successful ventures. These include food and beverage design businesses and operations as both a franchisee and franchisor.  He was the Founder of a design and manufacturing company that designed and developed a series of mobile trailers taking brands to non-traditional venues.  Mr. Neelin successfully developed mobile trailers for McDonald's worldwide (Japan, Amsterdam, three Walt Disney Parks). Mobile trailers and carts were also designed for Coca-Cola, Kodak, Mr. Sub, Hagen Daz, and Labatt's breweries.  He was instrumental in laying the groundwork for the establishment of U-Vend. Having a strategic vision of modernizing vending, Mr. Neelin worked with several kiosk manufacturing companies testing various makes and models of kiosks before deciding and insisting on North American made equipment only. This standard is currently being used and will continue to be one of U-Vend’s core values moving forward. We believe that as a result of his service as the Founder of U-Vend Canada Inc., Mr. Neelin possesses invaluable historical knowledge and operational expertise, and therefore should serve on our board.

Alexander Orlando holds the positions of Chief Financial Officer and Treasurer for Eagle International Institute, Inc. from March, 2008 to Present.  He was Vice President for eBoz, Inc., an Internet marketing tools company, from January 2000 to December 2007, Senior Executive for ITT Industries-Goulds Pumps from August 1998 to December 1999, General Manager and Controller for Foley-PLP from Jan 1995 to Aug 1998,   Managing Partner of Wagner's Tax and Consulting Services and owner of several Subway Sandwich Franchises and Real Estate Investments from 1995 to Present.  He is a graduate of Ithaca College with a BS in Finance and Accounting, with continuing education at Geneseo State College.  We believe Mr. Orlando should serve on our board of directors based on the perspective he brings to our board of directors from his exposure to the internal and external financial requirements and controls of both large and smaller technology companies, and the unique perspective he brings to the our board of directors from his entrepreneurial experiences.

Patrick White was Chief Executive Officer and a Director of Document Security Systems, Inc. (“DSS”) from August 2002 to December 2012.  In addition, Mr. White was President of DSS from August 2002 until June 2006 and was Chairman of the Board of Directors of DSS from August 2002 until January 2008.  DSS is an NYSE AMEX listed company. Mr. White received his Bachelors of Science (Accounting) and Masters of Business Administration degrees from Rochester Institute of Technology.  We believe Mr. White is qualified to serve on our board of directors based on his extensive corporate management experience, including serving as the chief executive officer of a publically-held company (DSS), and his experience with the organizational challenges involved with becoming and operating as a publically-held company.

Philip Jones is a CPA and holds an MBA from Rochester Institute of Technology.  He has 13 years experience in both the public and private accounting and finance sectors, including positions at Arthur Anderson  from 1996 to 1998 and PricewaterhouseCoopers from  2003 to  2004 , American Fiber Systems (Controller) from  2000 to  2003, and 2004 to 2005 , and Zapata (NYSE:ZAP)(Accounting Manager and Director of Finance) from  1998  to  2000 . Mr. Jones joined Document Security Systems, Inc. ("DSS") in 2005 as its Corporate Controller and has been its Chief Financial Officer since 2009.  DSS is an NYSE AMEX listed company.  We believe Mr. Jones should serve as a member of our board of directors based on his experience in the public and private accounting and finance sectors, and being Chief Financial Officer at a publically traded company (DSS), which provides our board of directors with insights into the areas of corporate finance, cash management, and SEC reporting requirements.

Term of Office

Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.  Annual meetings of the shareholders, for the selection of directors to succeed those whose terms expire, are held at such time each year as designated by the Board of Directors.  Officers of the Company are elected by the Board of Directors, which is required to consider that subject at its first meeting after every annual meeting of shareholders.  Each officer holds office until his successor is elected and qualified or until his earlier resignation or removal.

Committees of the Board of Directors

We do not have any committees of the Board of Directors.  We consider a majority of our Board members (consisting of Messrs. Jones, Orlando, and White) to be independent directors under NYSE AMEX rules.

Corporate Governance

We do not have an audit committee, compensation committee or nominating committee. As we grow and evolve as a SEC registrant, our corporate governance structure is expected to be enhanced.

Director Compensation

Our non-employee directors do not currently receive cash compensation for their services as directors although they are provided reimbursement for out-of-pocket expenses incurred in attending Board meetings. In order to attract and retain qualified persons to our Board, in July 2011, we granted our non-employee directors stock options through our Equity Incentive Plan. Each non-employee director received 500,000 stock options at a strike price of $.30, vesting equally over a three year period, and with an expiration date of ten years from date of grant.

Executive Compensation

On January 7, 2014, the Company entered into employment agreements (“Employment Agreements”) with our two executive officers, Mr. Raymond Meyers and Mr. Paul Neelin.  Both employment agreements and are for a period of three years and may be extended by mutual consent.

Mr. Meyers, in his capacity as Chief Executive Officer, is entitled to a monthly salary of not less than $5,000.  In addition, he is entitled to receive a commission on gross sales based on the Company achieving certain gross sales levels.  The commission payout is paid monthly and is calculated on the basis of US GAAP.  Total sales commission paid to Mr. Meyers in any one calendar year is $300,000.  The Employment Agreement may be terminated prior to such date, however, upon Mr. Meyers’s death, disability, by the Company for Cause (as defined in the Employment Agreement), by Mr. Meyers for Good Reason (as defined in the Employment Agreement) and voluntary termination by Mr. Meyers other than for Good Reason upon 30 days’ notice.  Upon termination by the Company for any reason other than Cause or by Mr. Meyers for Good Reason, Mr. Meyers will receive any accrued but unpaid salary through the date of termination and an amount equal to his salary at the time of termination payable for the remainder of the then-current term.  Upon termination by reason of Mr. Meyers’s death or disability, he will receive any accrued but unpaid salary through the date of termination and an amount equal to his salary at the time of termination payable for 1 year beginning 30 days after the date of termination.  Upon termination by the Company for Cause or voluntarily by Mr. Meyers for other than Good Reason, he will receive only accrued but unpaid salary through the date of termination.

Mr. Neelin, in his capacity of Chief Operations Officer, is entitled to a monthly salary of not less than $10,000 and an annual bonus based upon performance goals established and approved by the Board of Directors.  The Employment Agreement may be terminated prior to such date, however, upon Mr. Neelin’s death, disability, by the Company for Cause (as defined in the Employment Agreement), by Mr. Neelin for Good Reason (as defined in the Employment Agreement) and voluntary termination by Mr. Neelin other than for Good Reason upon 30 days’ notice.  Upon termination by the Company for any reason other than Cause or by Mr. Neelin for Good Reason, Mr. Neelin will receive any accrued but unpaid salary through the date of termination and an amount equal to his salary at the time of termination payable for the remainder of the then-current term.  Upon termination by reason of Mr. Neelin’s death or disability, he will receive any accrued but unpaid salary through the date of termination and an amount equal to his salary at the time of termination payable for 1 year beginning 30 days after the date of termination.  Upon termination by the Company for Cause or voluntarily by Mr. Neelin for other than Good Reason, he will receive only accrued but unpaid salary through the date of termination.

Item 5.06  Change in Shell Company Status

By entering into the January 7, 2014 Agreement with U-Vend Canada, Inc. and the shareholders of U-Vend, the Company has cease being a shell company as of the effective date of the Agreement, January 7, 2014.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.17	Exchange of Securities Agreement by and among Internet Media Services, Inc. and U-Vend Canada Inc. and the Security Holders of U-Vend Canada Inc. (1)
10.18	Employment Agreement dated January 7, 2014 between Internet Media Services, Inc. and Paul Neelin (1)
10.19	Employment Agreement dated January 7, 2014 between Internet Media Services, Inc. and Raymond Meyers (1)
10.20	U-Vend Canada, Inc. audited financial statements for the years ended November 30, 2011 and 2012 (1)
10.21	U-Vend Canada, Inc. interim financial statements for the nine month period ended August 31, 2013(1)
10.22	U-Vend Canada, Inc. audited financial statements for the year ended November 30, 2013
10.23	Pro forma financial statements of Internet Media Services, Inc. and U-Vend Canada, Inc.

(1)	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Media Services, Inc.

By:	/s/ Raymond Meyers
Raymond Meyers, Chief Executive Officer

Date:      March 21, 2014